UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 6, 2012 (Date of earliest event reported: October 31, 2012)

EPL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices) (Zip Code)

(504) 569-1875

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 31, 2012, EPL Oil & Gas, Inc. (“we,” “our,” “us,” or “the Company”), Bank of Montreal, as administrative agent, Capital One, N.A., Natixis, S.A., and Regions Bank, as co-syndication agents, The Bank of Nova Scotia and Keybank National Association, as co-documentation agents, BMO Capital Markets as lead arranger and sole bookrunner and the financial institutions party thereto as lenders, entered into an amendment and restatement of our existing senior secured credit facility, which we originally entered into on February 14, 2011 (as amended and restated, the “Senior Credit Facility”). The aggregate commitment under this facility was increased from $250.0 million to a maximum of $750.0 million, and the maturity date was extended to October 31, 2016. The maximum amount of letters of credit that may be outstanding at any one time is $20.0 million. The amount available under the Senior Credit Facility is limited by the borrowing base. The Senior Credit Facility is secured by substantially all of our assets, including (a) mortgages on at least 80% of the total value of our oil and gas properties evaluated in the most recently completed reserve report, after giving effect to exploration and production activities, acquisitions and dispositions, and (b) the stock of certain wholly-owned subsidiaries. The borrowing base under our Senior Credit Facility is determined at the discretion of the lenders, based on the collateral value of our proved reserves and the proved reserves of the Hilcorp Properties (as defined below), and is subject to potential special and regular semi-annual redeterminations. On October 31, 2012, the borrowing base under the expanded credit facility was increased from $200.0 million to $425.0 million, reflecting in part the increase in the Company’s oil and gas portfolio as a result of the Hilcorp Acquisition (as defined below). Borrowings under our Senior Credit Facility bear interest ranging from a base rate plus a margin of 0.75% to 1.75% on base rate borrowings and LIBOR plus a margin of 1.75% to 2.75% on LIBOR borrowings. Commitment fees ranging from 0.375% to 0.50% are payable on the unused portion of the borrowing base. On October 31, 2012, we borrowed $190.0 million under the Senior Credit Facility to fund a portion of the purchase price and related expenses of the Hilcorp Acquisition, as well as $15.0 million to pay off amounts owing under the existing senior secured credit facility dated as of February 14, 2011, leaving us with approximately $220.0 million in availability under our Senior Credit Facility.

A copy of the Senior Credit Facility is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Senior Credit Facility is qualified in its entirety by reference to such exhibit.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2012, we closed the previously announced acquisition (the "Hilcorp Acquisition") from Hilcorp Energy GOM Holdings, LLC of 100% of the issued and outstanding membership interests of Hilcorp Energy GOM, LLC, which owns certain shallow water Gulf of Mexico shelf oil and natural gas interests (the “Hilcorp Properties”), for $550 million in cash, subject to customary adjustments to reflect an economic effective date of July 1, 2012. The Hilcorp Acquisition was financed with the net proceeds from the sale of $300 million in aggregate principal amount of 8.25% senior notes due 2018 and borrowings under the Senior Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. Audited financial statements of Hilcorp Energy GOM, LLC for the years ended December 31, 2011 and 2010 and the related notes; audited financial statements of Hilcorp Energy GOM, LLC for the years ended December 31, 2010 and 2009 and the related notes; and unaudited financial statements of Hilcorp Energy GOM, LLC for the six months ended June 30, 2012 and June 30, 2011 and the related notes are included as Exhibit 99.1 to this report and incorporated herein by reference.

(b) Pro Forma Financial Information. Unaudited Condensed Pro Forma Combined Balance Sheet as of June 30, 2012, Unaudited Condensed Pro Forma Combined Statements of Operations for the year ended December 31, 2011 and the six months ended June 30, 2012 and the related notes showing the pro forma effects of the Hilcorp Acquisition are included as Exhibit 99.2 to this report and incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of October 31, 2012, by and among EPL Oil & Gas, Inc., Bank of Montreal, as administrative agent, Capital One, N.A., Natixis, S.A., and Regions Bank, as co-syndication agents, The Bank of Nova Scotia and Keybank National Association, as co-documentation agents, BMO Capital Markets as lead arranger and sole bookrunner and the financial institutions party thereto as lenders.

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Audited financial statements of Hilcorp Energy GOM, LLC for the years ended December 31, 2011 and 2010 and the related notes; audited financial statements of Hilcorp Energy GOM, LLC for the years ended December 31, 2010 and 2009 and the related notes; and unaudited financial statements of Hilcorp Energy GOM, LLC for the six months ended June 30, 2012 and June 30, 2011 and the related notes.

99.2	Unaudited Condensed Pro Forma Combined Balance Sheet as of June 30, 2012, Unaudited Condensed Pro Forma Combined Statements of Operations for the year ended December 31, 2011 and the six months ended June 30, 2012 and the related notes showing the pro forma effects of the Hilcorp Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2012

EPL Oil & Gas, Inc.

By:	/s/ David P. Cedro

David P. Cedro
Senior Vice President, Chief Accounting Officer,
Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of October 31, 2012, by and among EPL Oil & Gas, Inc., Bank of Montreal, as administrative agent, Capital One, N.A., Natixis, S.A., and Regions Bank, as co-syndication agents, The Bank of Nova Scotia and Keybank National Association, as co-documentation agents, BMO Capital Markets as lead arranger and sole bookrunner and the financial institutions party thereto as lenders.

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Audited financial statements of Hilcorp Energy GOM, LLC for the years ended December 31, 2011 and 2010 and the related notes; audited financial statements of Hilcorp Energy GOM, LLC for the years ended December 31, 2010 and 2009 and the related notes; and unaudited financial statements of Hilcorp Energy GOM, LLC for the six months ended June 30, 2012 and June 30, 2011 and the related notes.

99.2	Unaudited Condensed Pro Forma Combined Balance Sheet as of June 30, 2012, Unaudited Condensed Pro Forma Combined Statements of Operations for the year ended December 31, 2011 and the six months ended June 30, 2012 and the related notes showing the pro forma effects of the Hilcorp Acquisition.